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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the inclusion in this Registration Statement on Form SB-2 of 800 Travel Systems, Inc. of our report dated April 23, 1997 on the balance sheets of Joseph Stevens Group, Inc., as of December 31, 1996 and 1995 and the related statements of operations, capital deficit and cash flows for the two years then ended. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.



                                                   ACCETTA AND OLMSTED
                                                   Accountancy Corporation

                                                   Certified Public Accountants

Fountain Valley, California
May 30, 1997